Exhibit 99.2

REDWOOD TRUST

Shareholder Letter

Third Quarter 2026

Dear Fellow Shareholders,

After 32 years as a real estate investment trust (“REIT”), Redwood is preparing to enter a new chapter in its history. Today, we are announcing our plan to transition from a REIT to a taxable C-corporation beginning in 2027, a significant milestone in our ongoing commitment to drive long-term shareholder value. We expect this transition to generate an initial benefit to GAAP book value of approximately $0.73 to $0.77 per share in the fourth quarter of 2026, while creating a pathway toward a lower cost of debt and equity capital over time.

While Redwood has continually evolved since its founding in 1994, the transformation of our business towards a true operating platform has accelerated meaningfully over the past few years. Building on organic growth and several strategic acquisitions, we’ve achieved great success in scaling our mortgage banking businesses and significantly expanding our strategic relevance to the housing market. Since 2024, we have successfully raised over $1 billion of third-party capital through strategic joint ventures and partnerships, allowing us to leverage our partners' cost of capital to scale our businesses without requiring additional common equity. This shift has defined who Redwood is today: A premier capital partner to loan originators and real estate investors, with deep underwriting and asset management expertise, and market-leading securitization and whole-loan distribution programs.

Our third-quarter results demonstrate both the earnings capacity of our franchise and the importance of the changes we are undertaking. Despite one of the most challenging interest rate environments in recent years, our mortgage banking platforms generated a 26% annualized return on capital in the third quarter — the ninth consecutive quarter of operating returns exceeding 20% — while distributing $8.8 billion of mortgage loans through securitizations, whole-loan sales and joint ventures.

Yet the earnings strength of our operating franchise has not translated into sustained book value growth, in part because a substantial amount of capital has been returned to shareholders through dividends rather than retained within the business. Since the beginning of 2024, Redwood has distributed $1.93 per share in common dividends, with reported book value declining over the same period by $2.08 per share. While legacy investment losses and market volatility have contributed to this decline, our REIT status has also limited our ability to retain and reinvest the earnings generated by our operating businesses, at an increasing opportunity cost as our operating platforms have profitably scaled. As our business has evolved, we believe our capital allocation framework must evolve with it.
Our Strategy and Competitive Advantage
Through Sequoia, Aspire and CoreVest, we have built a differentiated mortgage banking enterprise supported by an extensive network of more than 200 mortgage loan sellers, with exclusive relationships with many of the nation’s largest banks — including over 70% of the top 100 U.S. banks by asset size — along with the leading independent mortgage banks. In keeping with our namesake, this network has been built through trust in Redwood and is supported by substantial investments in underwriting, technology and shared operational infrastructure.

We provide services to non-Agency mortgage loan originators that very few others can. Unlike the Agency market, where standardized products and liquid hedging instruments are ubiquitous, non-Agency lending requires specialized expertise in pricing, underwriting and managing interest rate and credit risk. We deliver reliable liquidity to these partners across a broad range of product types and market conditions.

Our sourcing network complements our securitization prowess, where we have issued more transactions since the Great Financial Crisis than anyone else. Our AAA securities are synonymous with quality, and routinely price at the lowest yields in the market. They are used to set pricing across the non-Agency sector, including at banks to inform retail mortgage rates they offer consumers. Similarly, our joint venture capital partnerships leverage our asset management capabilities and operations, resulting in a cost per loan that has declined from 155 basis points in 2023 to 38 basis points in 2026.
Our Business Has Evolved Beyond the Traditional REIT Model
As the country emerged from the COVID-19 pandemic, institutional capital increasingly flowed into private credit funds, attracted in part by differences in accounting treatment, regulatory capital requirements and funding costs. This shift reinforced our decision to focus on Redwood’s operating platforms and the ability to create and manage mortgage assets for third-party investors.

The transformation has been significant. Despite persistently subdued housing activity, driven largely by the mortgage rate “lock-in effect”, our mortgage banking production has grown from approximately $5 billion in 2023 to more than $30 billion over the last twelve months. This growth has deepened liquidity in our flagship Sequoia RMBS shelf and deepened our competitive advantage with a diverse and growing seller base.

It has also driven a new approach to capital allocation, favoring durable operating earnings in lieu of long-term investments more efficiently owned by our partners. And as our business mix has shifted, so have the relative benefits of our REIT structure. A substantial majority of our earnings now come from mortgage banking activities within taxable subsidiaries and are subject to corporate income tax regardless of our REIT status.
Benefits of Aligning Our Strategy and Corporate Structure
Our operating platforms require capital to finance loan inventory, manage market risk and retain certain securitization investments. Institutional partnerships help us scale with third-party capital, but continued growth also requires reinvesting our own earnings and capital in these platforms — an ability now constrained by REIT distribution requirements and their impact on our dividend policy. As such, greater flexibility to retain capital and use our tax assets now better supports our long-term strategy and will result in greater value to our shareholders over time.

With this in mind, we believe the transition to a C-corporation presents three tangible and near-term economic benefits that can improve Redwood’s earnings power, strengthen our balance sheet and support long-term shareholder value creation.

First, we expect to unlock significant value from our existing tax assets. Unique to our business, transitioning to a C-corporation will enable us to recognize an estimated initial deferred tax asset of $85 million to $90 million in the fourth quarter of 2026, representing an estimated $0.73 to $0.77 increase in our GAAP book value per share (estimated benefit as of September 30, 2026). This jump is due to the likelihood of us now utilizing our substantial federal and state net operating loss carryforwards (NOLs) to meaningfully reduce cash income taxes over a multi-year period, subject to applicable federal and state limitations. We could also see further benefits over the intermediate term as our business grows, potentially representing meaningful economic value not reflected in the deferred tax asset we expect to recognize in the fourth quarter of 2026 under our transition plan.

Second, transitioning to a C-corporation will provide greater flexibility to retain and reinvest earnings in our business. As part of the C-corporation Conversion plan, the Board is realigning the Company’s quarterly dividend policy to the level of $0.02 per common share – a level consistent with banks, asset managers and specialty finance companies with comparable operating models – allowing the Company to retain and reinvest a greater portion of its earnings. The new quarterly dividend policy is expected to become effective upon the Board’s declaration of the fourth quarter 2026 common stock dividend in December 2026. At current market conditions, we believe this retained capital should be used primarily to reduce our corporate leverage and, secondarily, to reinvest back into our operating platforms as a supplement to third-party capital – uses we believe will unlock our full potential. We believe the opportunity to compound retained earnings and support future growth of the business is compelling. For common stockholders focused on current dividend returns, we have announced a plan to conduct an exchange offer under which common shares could be exchanged, at the holder’s option, for a new series of preferred stock with a dividend yield aligned for income-oriented investors. Please see our separate press release, published today, which contains the details of this planned exchange offer.
Third, we believe the transition creates a pathway toward a structurally lower cost of capital over time. The terms of Redwood's existing unsecured debt financing reflect many of the constraints traditionally associated with mortgage REITs, while our recurring mortgage banking earnings increasingly resemble those of established mortgage originators and specialty finance companies. Those (non-REIT) operating platforms trade primarily on a price-to-earnings multiple basis rather than on price-to-book or dividend yield, as Redwood and other mortgage REITs do today. Their ability to retain capital facilitates wider access to unsecured debt and equity markets, with debt covenant packages aligned with their balance-sheet and earnings profile. As a substantial portion of our existing debt has a call feature – including over 80% of our unsecured debt by the end of 2028 – we expect to pursue opportunities to access the institutional rated debt markets, potentially replacing higher-cost obligations with more conventional corporate financing at a lower cost of capital.

Business Priorities
We believe the combination of our C-corporation transition plan, continued Legacy Investment resolutions and disciplined capital allocation creates a meaningful opportunity to improve Redwood's financial performance beginning in 2027. These improvements are not dependent on a recovery in mortgage market activity, but rather on actions substantially within our control. The capital retained under our revised dividend framework, together with proceeds from Legacy Investment resolutions and working capital released through our institutional joint venture partnerships, will provide additional resources to reduce debt and improve our financial flexibility. For example, our taxable operating businesses have historically incurred federal income taxes despite significant offsetting tax attributes elsewhere in our structure. At an illustrative $30 million of quarterly taxable income, available NOLs could offset approximately $0.05 to $0.06 per share in quarterly taxes over a multi-year period, until our NOLs are fully utilized.

We will also continue evaluating our expense infrastructure against the market opportunity ahead, preserving the specialized capabilities that differentiate Redwood while ensuring our operating costs remain appropriate for the volumes and returns available. Approximately 60% of our overall costs are variable and tied to performance, allowing our expenses to flex dynamically as markets dynamics change.
Our Long-Term Opportunity
Redwood remains a mission-driven organization. That mission is to make quality housing, whether rented or owned, accessible to all American households. Historically, that has practically entailed providing liquidity to homebuyers who are not well served by federal government loan programs. But more recently, the practical appeal of our mission has taken on a much more transformational meaning.

For half a century, American homeownership has rested on a simple bargain: to make the 30-year fixed-rate mortgage work on a national scale. This has required borrowers to conform to loan underwriting standards prescribed by Fannie Mae, Freddie Mac, and the Federal Housing Administration. But the need for conformance is rapidly changing thanks to the potential of agentic AI. We believe the future of housing finance will be based on customizing mortgages around each borrower, with no loss of speed or quality at scale. AI agents now make the scarcity value of skilled labor obsolete – they work around the clock, read every page of every file, and apply every guideline the same way for every loan application. With skilled judgment more abundant, mortgages can be built around the homebuyer’s unique profile without giving up speed, cost, or consistency. This revolution is something we call “customization at scale” and is a driver behind our “MedPro” Medical Professionals program and a number of other programs we expect to launch in the coming months.

Redwood is building this future today. We are transforming into an agentic enterprise on an AI-native premise, rebuilding how a mortgage is priced, underwritten, and distributed, while our people focus on expert judgment, relationships, and new products. AI solutions deployed across Redwood have already saved more than 28,000 employee hours per year in 2026, and our engineers have surpassed their full-year 2025 deliverables and velocity with no net additions to headcount.

With these innovations, we expect the lines between Agency and non-Agency loan programs will continue to evolve, and the opportunities for us to realize our mission will grow dramatically. We believe the age of customization at scale is upon us.

Thank you for your support.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the “Non-GAAP Financial Measures” section of Redwood’s third quarter 2026 earnings release, included in a Current Report on Form 8-K filed with the SEC on November 3, 2026. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “second quarter” refer to the quarter ended June 30, 2026, and references to the “third quarter” refer to the quarter ended September 30, 2026, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood’s business strategy and strategic focus; statements related to our financial outlook and expectations for 2026, 2027, and future years; statements regarding Redwood’s plan to transition to a taxable C-corporation in 2027, the estimated $85 million to $90 million tax asset expected to be recognized in the fourth quarter of 2026 associated with such transition, representing an estimated $0.73 to $0.77 increase in GAAP book value per share (estimated benefit as of September 30, 2026), the likelihood of meaningfully reducing cash income taxes over a multi-year period, and the ability to lower our cost of capital over time, Redwood’s business priorities, including opportunistic repurchases of unsecured debt, a return to organic book value growth beginning in Q1 2027, expected resolutions in the Legacy Investment segment and associated improvements to Redwood’s consolidated earnings, our plan to conduct an exchange offer, and expected efficiency gains from AI and technology initiatives.